Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Wright Medical Group N.V.:
We consent to the incorporation by reference in the registration statements (No. 333-208072 and 333-187817) on Form S-3 and the registration statements (Nos. 333-207231, 333-207230, 333-182452 and 333-172553) on Form S-8 of Wright Medical Group N.V. of our reports dated February 23, 2016, with respect to the consolidated balance sheets of Wright Medical Group N.V. and subsidiaries (the Company) as of December 27, 2015 and December 31, 2014, and the related consolidated statements of operations, comprehensive loss, cash flows and changes in shareholders’ equity for the years ended December 27, 2015, December 31, 2014 and December 31, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 27, 2015, which reports appear in the December 27, 2015 annual report on Form 10‑K of Wright Medical Group N.V.

(signed) KPMG LLP

Memphis, Tennessee
February 23, 2016